Exhibit 5.1

SIERCHIO  GRECO & GRECO, LLP

720 Fifth Avenue

New York, New York 10019

Telephone: (212) 246-3030 Facsimile: (212) 246-2225

March 20, 2007

Duke Mountain Resources, Inc.

1990 Tolmie Street

Vancouver, BC, V6R 4C2

Re:          Form SB-2 Registration Statement, as amended (SEC File No. 333-140177)

Gentlemen:

We refer to the above-captioned registration statement on Form SB-2 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), filed by Duke Mountain Resources, Inc., a Nevada corporation (the "Company"), with the Securities and Exchange Commission. The Registration Statement relates to the registration for sale by the Company of:

(a)

1,000,000 units (the “Units”), each consisting of one share of common

  stock (collectively, the “Unit Shares”), one Class A Non-redeemable         Warrant to purchase a share of common stock at $.50 per share for a         period of 5 years from the date of issuance, and one Class B Non-        redeemable Warrant to purchase a share of common stock at $.55 per         share for a period of 5 years from the date of issuance. The Class A Non-        redeemable Warrants and Class B Non-redeemable Warrants are           collectively referred to herein as the “Warrants.”

(b)

1,000,000 shares issuable upon exercise of the Class A non-redeemable warrants; and

(c)

1,000,000 shares issuable upon exercise of the Class B non-redeemable warrants.

The shares issuable upon exercise of the Warrants are herein referred to as the “Warrant Shares.”

In rendering the opinion set forth below, we have reviewed and examined the originals, photocopies, certified copies or other evidence of such records of the Company, certificates of officers of the Company and public officials, and other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed.

With respect to the documents examined by us, we have assumed that (i) all signatures on documents examined by us are genuine, (ii) all documents submitted to us as originals are authentic, (iii) all documents submitted to us as copies conform with the originals of those documents, (iv) the legal capacity of the signatories thereto and of Company’s officers and

SIERCHIO GRECO & GRECO, LLP

DUKE MOUNTAIN RESOURCES, INC.

MARCH 20, 2007

directors and (v) the foregoing documents, in the forms submitted to us for our review, have not been and will not be altered or amended in any respect material to our opinions as expressed herein.

With respect to the opinion expressed below, we have also assumed that at the time the Company is or becomes obligated to issue any of the Unit Shares or the Warrant Shares the Company (i) will have adequate authorized and unissued shares of common stock to fulfill such obligations and (ii) will be a corporation in good standing in the State of Nevada.

Based on the foregoing, and in reliance thereon and subject to the further assumptions and qualifications set forth below, we are of the opinion that (i) the Unit Shares, when issued and paid for in accordance with the terms set forth in the prospectus constituting  part of the Registration Statement, will be validly issued, fully paid and non-assessable; and (ii) the Warrant Shares when issued upon exercise of the Warrants and paid for in accordance with terms of the Warrants, will be validly issued, fully paid, and non-assessable.

We are familiar with the Nevada Revised Statutes, and we have made such inquiries with respect thereto as we consider necessary to render this opinion with respect to a Nevada corporation. This opinion letter is opining upon and is limited to the current federal laws of the United States and, to the limited extent set forth above, the Nevada law, including the statutory provisions, all applicable provisions of the Nevada Constitution and reported judicial decisions interpreting those laws, as such laws presently exist and to the facts as they presently exist. We express no opinion with respect to the effect or applicability of the laws of any other jurisdiction. We assume no obligation to revise or supplement this opinion letter should the laws of such jurisdiction be changed after the date hereof by legislative action, judicial decision or otherwise.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading “Legal Matters” in the Registration Statement and the related prospectus included in the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 , as amended, or the General Rules and Regulations of the Securities and Exchange Commission.

Very truly yours,

Sierchio Greco & Greco, LLP.

By:

/s/ Joseph Sierchio

_______________

Joseph Sierchio